Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(91,191)
Unrealized Gain (Loss) on Market Value of Futures	82,711
Dividend Income	443
Interest Income	1,785
Total Income (Loss)	$(6,252)

Expenses
General Partner Management Fees	$2,925
Brokerage Commissions	606
Non-interested Directors' Fees and Expenses	36
Prepaid Insurance Expense	12
NYMEX License Fee	73
SEC & FINRA Registration Expense	560
Total Expenses	4,212
Expense Waiver	(556)
Net Expenses	$3,656
Net Income (Loss)	$(9,908)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/17	$6,305,988
Net Income (Loss)	(9,908)

Net Asset Value End of Month	$6,296,080
Net Asset Value Per Share (400,000 Shares)	$15.74

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612